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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Ching-Fa Hwang and James A. Barth, and each of them, with full power to act alone without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-4 relating to the registration of common stock to be issued by Registrant in connection with the merger of WebTrends with and into a wholly owned subsidiary of the Registrant and any and all amendments (including post-effective amendments and other amendments thereto) to such Registration Statement(s) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Ching-Fa Hwang              President, Chief Executive  January 30, 2001
______________________________________  Officer and Director
            Ching-Fa Hwang

     /s/ Thomas P. Bernhardt           Senior Vice President,      January 30, 2001
______________________________________  Chief Technology Officer
         Thomas P. Bernhardt            and Director

       /s/ Alan W. Kaufman             Director                    January 30, 2001
______________________________________
           Alan W. Kaufman

      /s/ Michael J. Maples            Director                    January 30, 2001
______________________________________
          Michael J. Maples

       /s/ Scott D. Sandell            Director                    January 30, 2001
______________________________________
           Scott D. Sandell

        /s/ Ying-Hon Wong              Director                    January 30, 2001
______________________________________
            Ying-Hon Wong

       /s/ James A. Barth              Senior Vice President,      January 30, 2001
______________________________________  Finance, Chief Financial
            James A. Barth              Officer and Secretary